UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 16, 2017
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 16, 2017, Nordstrom, Inc. appointed Kelley Hall, age 45, as Senior Vice President, Chief Accounting Officer and Treasurer of the Company commencing August 21, 2017.  From August 2016 to August 2017, Ms. Hall served as Vice President and Chief Financial Officer of NIKE, Inc.'s Enterprise Operations, where she led finance teams supporting a number of business groups, including supply chain, technology and procurement. From October 2008 to August 2016, Ms. Hall held a variety of senior leadership roles at NIKE, Inc. where she led Corporate Finance, Treasury, Tax, Investor Relations and Global Business Planning. Prior to joining NIKE, Inc., Ms. Hall held a variety of senior leadership roles at Starbucks Corporation from 1994 to 2008, including Vice President roles supporting U.S. Retail Finance and Corporate Finance.
In connection with her employment, Ms. Hall will be paid an annual base salary of $510,000 and will be eligible to receive bonus compensation under the annual cash bonus plan for the fiscal year 2017 previously approved by the Company’s Compensation Committee (the “Committee”) of the Board of Directors (“Board”) with a target bonus of 50% of annual base salary for the current fiscal year on a pro-rated basis. In addition, on August 16, 2017, the Committee also determined to award restricted stock units (“RSUs”) to Ms. Hall, effective August 21, 2017, which is the first open window trading period on or after her start date and Committee approval. The number of RSUs to be awarded will have a value equal to Ms. Hall’s annual base salary and, upon vesting, will entitle her to receive an equivalent number of shares of Company Common Stock. Vesting occurs at a rate of one-third (1/3) annually, beginning one year from the tenth day of the month immediately following the date of grant. The award of RSUs is pursuant to the form of award agreement previously approved by the Committee and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2017. The number of RSUs actually granted to Ms. Hall is not determinable at this time. Once determinable, the number of RSUs will be reported in an amendment to this Current Report on Form 8-K. In addition, Ms. Hall will receive a one-time lump sum cash transition support payment in the amount of $250,000.
Ms. Hall will be eligible to participate in the Company’s benefits as may be offered from time to time to other similarly situated employees including relocation assistance and participation in the Company’s 401(k) plan with Company match and the Company’s Employee Stock Purchase Plan.
There are no family relationships between Ms. Hall and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Upon the effective date of Ms. Hall’s employment, Michael Maher will resign from the position of Interim Principal Accounting Officer of the Company, a position he has held since June 3, 2017. Mr. Maher will continue in his position as Senior Vice President, Finance of the Company.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 8.01 Other Events
On August 16, 2017, Nordstrom, Inc. issued a press release announcing that the Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated August 21, 2017.
99.2	Press release of Nordstrom, Inc., dated August 16, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Senior Vice President,
General Counsel and Corporate Secretary

Date: August 21, 2017

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated August 21, 2017.
99.2	Press release of Nordstrom, Inc., dated August 16, 2017.